AGREEMENT FOR DEED IN LIEU OF FORECLOSURE


     This AGREEMENT FOR DEED IN LIEU OF FORECLOSURE (this "Agreement") is made as of January 30, 1998 by and between ANGELES PARTNERS 16, a California limited partnership ("AP16"), ANGELES REALTY CORPORATION II, a California corporation ("ARC"), and ANGELES MORTGAGE INVESTMENT TRUST, a California business trust ("AMIT").

                                   RECITALS

     A.   ARC is the sole general partner of AP16.

     B. AP16 is indebted to AMIT pursuant to those certain two Promissory Notes currently held by AMIT which were originally issued in favor of Stephen E. Haight, both dated May 20, 1986, in the original principal amounts of $400,000 and $375,000, respectively, as amended by that certain Note and Mortgage Modification Agreement dated July 14, 1993 (collectively, as amended, the "Notes").

     C. AMIT is the holder of a certain Subordinated Mortgage and Assignment of Rents in the original principal amount of $775,000 dated May 20, 1986, filed December 17, 1987, in the office of the Ramsey County Registrar of Titles as Document No. 857307, as amended by that certain Note and Mortgage Modification Agreement filed on August 16, 1993 as Document No. 1023847 in said office (as amended, the "Mortgage"), which Mortgage secures the payment of the Notes.

     D. The Mortgage constitutes a second lien against certain improved real property located in Ramsey County, Minnesota, legally described as follows:

               As set forth on Exhibit A attached hereto, (the "Property"), which Property is commonly known and referred to as Silver Ridge Apartments, located at 2330 Stillwater Avenue, Maplewood, Minnesota 55119.

     E. AP16 has and asserts no offsets, counter claims or defenses to the indebtedness evidenced by the Notes and the Mortgage, each of which are valid obligations of AP16, and which Notes are currently due and payable in full.

     F. The total amount outstanding on the Notes and Mortgage as of the date hereof is $396,832.19, computed as follows:

      Principal                                   $375,000.00
      Accrued Interest to 1/30/98                    3,082.19
      Late Charge                                   18,750.00
                                       Total      $396,832.19

     G. In accordance with the terms and provisions of the Notes and Mortgage, which are currently in default, AMIT has demanded that AP16 convey to AMIT by limited warranty deed, bill of sale, and other appropriate assignments and instruments, all of the AP16's right, title and interest, in and to the Property, related personal property, the name Silver Ridge Apartments (and derivatives) and all claims, causes of action, contract rights and other general intangibles related to the Property, in exchange for which AMIT will release AP16 from liability on the Notes and Mortgage, and AMIT has agreed to do so on the terms and subject to the conditions hereinafter set forth.


                                  AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and the agreements, covenants, representations and warranties contained herein and in any other documents delivered hereunder, and for one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals. The information contained in the recitals set forth above is true and correct in all respects and accurately sets forth the facts and circumstances under which this Agreement has been executed. The recitals are a part of this Agreement and incorporated herein by reference.

     2. Delivery of Documents. On or prior to the date hereof, AP16 has delivered or caused to be delivered to AMIT, as the case may be, all of the following documents dated such date and in form and substance satisfactory to AMIT, all duly executed and delivered by all appropriate parties:

          2.1 A limited warranty deed (the "Deed") conveying the Property to AMIT subject only to the matters set forth in Exhibit B hereto (the "Permitted Encumbrances") with non-merger language acceptable to AMIT.

          2.2 A bill of sale and assignment (the "Bill of Sale") conveying to AMIT all tangible and intangible personal property on or related to the Property and, if any, all warranties and any claims under warranties with respect to the real and personal property together with any and all certificates of title pertaining to such personal property required by law to be registered or certificated.

          2.3 An executed assignment of leases (the "Lease Assignment") conveying to AMIT all leases pertaining to the Property and, if any, all guaranties of such leases and all of AP16's rights under the leases and guaranties, and all security deposits related thereto and interest thereon.

          2.4 Owner's duplicate certificate of title no. 335310 covering the Property.

          2.5 A commitment for an ALTA owner's policy of title insurance issued by Commonwealth Land Title Insurance Company ("Title") in favor of AMIT covering the Property in form and substance acceptable to AMIT whereby Title commits to issue its owner's policy of title insurance in favor of AMIT, which policy will be free from all standard exceptions and all other exceptions except for the Permitted Encumbrances and other exceptions specifically approved by AMIT. AMIT shall be responsible for payment for this title commitment and any premiums for the final title insurance policy.

          2.6 An as-built survey of the Property, if in the possession of AP16 or its agents.

          2.7 A complete set of as-built plans and specifications for the improvements on the Property (the "Existing Plans"), together with all proposed plans and specifications (including detailed proposed site plans) for proposed changes to the Property (the "Proposed Plans"), if in the possession of AP16 or its agents. The Existing Plans and Proposed Plans all being assigned to AMIT pursuant to the Bill of Sale.

          2.8 Copies of all certificates of occupancy, permits and licenses pertaining to the Property and available in the records of AP16 or its agents.

          2.9 Copies of all appraisals related to the Property available in the records of AP16 or its agents.

          2.10 Copies of any and all soil tests, engineering studies, environmental assessments and other information pertaining to the Property available in the records of AP16 or its agents.

          2.11 Originals of all leases and related guaranties pertaining to tenants currently occupying or having rights to occupy any portion of the Property together with all amendments thereto and all rental payment and security deposit records and all correspondence pertaining to lease matters related thereto (the "Lease Files") and, to the extent available in the records of AP16 or its agents, copies of all other leases pertaining to the Property together with all amendments thereto and all correspondence pertaining to lease matters related thereto. Such items may be left with AMIT's property manager at the Property.

          2.12 Copies of any and all management agreements, service contracts, leases of personal property, unrecorded easements, covenants and restrictions and other agreements related to the Property (the "Contracts").

          2.13 All keys and other entry devices.

          2.14 Copies of any and all other documents pertaining to the title, condition, operation and maintenance of the Property, if any, in the possession of AP16 or its agents.

          2.15 An incumbency certificate and partnership documents of AP16 including a certified partnership agreement, together with all amendments thereto, and resolutions of the partnership authorizing this Agreement and the transactions contemplated hereby executed by the general and limited partners of AP16 as required under the partnership agreement.

          2.16 An incumbency certificate and corporate documents of ARC including certified Articles of Incorporation and Bylaws, a Certificate of Good Standing issued by the Minnesota Secretary of State, and resolutions of the corporation authorizing this Agreement and the transactions contemplated hereby.

          2.17 Seller's affidavit of no judgments, mechanic's liens or other unrecorded interests.

          2.18 Certificate of real estate value.

          2.19 Internal Revenue Service '1445 certification of nonforeign status.

          2.20 Internal Revenue Service '1099 certification of taxpayer identification.

          2.21 UCC and state and federal tax and judgment lien searches on AP16 and ARC.

          2.22 Current financial statement of AP16 certified as being true and correct as of the date delivered.

          2.23 Written instructions to AP16's current property manager to deliver and pay to AMIT all security deposits and interest thereon and all other amounts held by or under the control of said manager relating to the use, ownership, occupancy, maintenance and operation of the Property. As of January 30, 1998, the amounts held by said property manager are $394,355.73.

          2.24 Notice letters to every tenant regarding change in ownership of the Property, transfer of security deposits and instructions for future payment of rents.

          2.25 Termination of existing management agreement.

          2.26 Termination of all Contracts, unless specifically assumed by AMIT, at AMIT's election.

          2.27 Current rent roll of the Property, certified as being true and correct by AP16.

          2.28 Such other documents and certificates as may be reasonably required by Title or AMIT.

     Hereinafter, the documents referred to in this Section 2 shall be referred to collectively as the "Conveyance Documents."

     3. Representations and Warranties. In addition to the other representations and warranties made by them elsewhere in this Agreement or in any schedules, documents or affidavits delivered hereunder, AP16 and ARC each hereby represent and warrants to AMIT as of the date hereof:

          3.1 They are in full compliance with the terms and conditions of this Agreement.

          3.2 None of their representations herein or in any schedule delivered hereunder is false or misleading in any material respect.

          3.3 To the knowledge of AP16 and ARC, the valuation of the Property conveyed to AMIT pursuant to the Conveyance Documents, as established by the Ramsey County Assessor, is $5,115,000. AMIT has also obtained a recent appraisal of the Property which states that the present fair market value of the Property is $5,400,000. By entering into this Agreement, AMIT has paid full and fair consideration for the property conveyed pursuant to the Conveyance Documents.

          3.4 AP16 has no equity in the property conveyed to AMIT by the Conveyance Documents.

          3.5 Each of them has been represented by independent legal counsel and such other financial and tax advisors as they have deemed necessary and have relied on such counsel and advisors with respect to all legal and tax consequences of the transactions contemplated herein.

          3.6 EACH OF THEM HAS BEEN ADVISED AS FOLLOWS WITH RESPECT TO THE PROPERTY AND THE MORTGAGE: THEY HAVE THE RIGHT TO REQUIRE A FORECLOSURE SALE OF THE PROPERTY UNDER THE MORTGAGE AND TO REQUIRE A MINIMUM OF SIX WEEKS PUBLISHED NOTICE OF SUCH SALE; THEY HAVE THE RIGHT TO REQUEST THAT THE COURT ORDER A DELAY OF THE SALE; THEY MAY BRING A COURT ACTION TO CONTEST THE FORECLOSURE AND SALE OF THE PROPERTY; FOLLOWING FORECLOSURE SALE, THEY HAVE THE RIGHT TO REMAIN IN POSSESSION OF THE PROPERTY DURING A 12-MONTH PERIOD OF REDEMPTION; AND THEY (AND EACH OF THEM) HAS VOLUNTARILY WAIVED EACH RIGHT REFERRED TO ABOVE.

          3.7 AP16 covenants, represents and warrants that it is the sole owner of and has good right and lawful authority to sell, transfer, assign and convey the Property pursuant to the terms hereof free and clear of all mortgages, liens, pledges, claims, charges, easements, rights of way, covenants, conditions, restrictions, encumbrances and any other matters affecting title thereto except for the Permitted Encumbrances and will defend the title to the Property against all claims and demands whatsoever not specifically excepted as Permitted Encumbrances.

          3.8 AP16 is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has the power, authority, permits, consents, authorizations and licenses necessary to execute, deliver and perform this Agreement and the Conveyance Documents. ARC is the sole general partner of AP16. All consents of the general and limited partners of AP16 necessary to authorize the execution, delivery and performance of this Agreement and the Conveyance Documents have been duly obtained and are in full force and effect. This Agreement and the Conveyance Documents have been duly authorized, executed and delivered by and on behalf of AP16 so as to constitute the valid and binding obligations of AP16 enforceable in accordance with their terms.

          3.9 ARC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all power, authority, permits, consents, authorizations and licenses necessary to execute, deliver and perform this Agreement and the Conveyance Documents. All resolutions of the directors and shareholders of ARC necessary to authorize the execution, delivery and performance of this Agreement and the Conveyance Documents have been duly adopted and are in full force and effect. This Agreement and the Conveyance Documents have been duly authorized, executed and delivered by and on behalf of ARC so as to constitute the valid and binding obligations of ARC enforceable in accordance with their terms.

          3.10 There is no provision in any indenture, contract or agreement to which any one or more of them is a party or by which they or any one of them is bound and, to the best of their knowledge, no law, statute, ordinance, rule, regulation or restriction, or order of any court or administrative agency to which they or any one of them is subject or by which they or any one of them is bound, which prohibits the execution and delivery of this Agreement, the Conveyance Documents, or the performance and observance of terms, covenants or conditions of this Agreement or any of the Conveyance Documents.

          3.11 Any and all financial statements heretofore delivered to AMIT by or on behalf of any one or more of them are true and correct in all material respects, and fairly represent the financial condition of the subjects thereof as of the respective dates thereof. No material change has occurred in the financial condition reflected in the most recent financial statement of any one or more of them since the respective dates of the most recent financial statement delivered by each. None of the aforesaid financial statements or any certificate or statement furnished to AMIT by or on behalf of any one or more of them in connection with this Agreement or any of the Conveyance Documents contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained therein taken as a whole, not misleading.

          3.12 Neither of them has received notice of any actions, suits, proceedings or investigations commenced or, to the best of their knowledge, threatened against them or any one of them or the Property in any court or before any federal, state, municipal or other governmental agency and they (and each of them) are not in default with respect to any order of any court or governmental agency.

          3.13 They (and each of them) will reasonably cooperate with AMIT in collecting the rents and accounts assigned to AMIT pursuant to the terms of the Conveyance Documents including, without limitation, by providing witnesses, documentation and/or any additional information necessary to effectuate the collection of the rents and accounts by AMIT.

          3.14 To the best of their knowledge, the Property does not violate any federal, state, local or other governmental law, ordinance or regulation including, without limitation, any environmental, building, zoning, health, safety, planning or subdivision law, ordinance or regulation, or any applicable private restriction. No notice of the violation of any said laws, ordinances, regulations or restrictions has been received by either of them. Neither of them has notice, information or knowledge of any change contemplated in any applicable law, ordinance, regulation or restriction, any notice of pending or threatened condemnation, zoning change or any judicial, administrative, governmental or quasi-governmental action or any action by adjacent landowners which could have a materially adverse affect on the Property.

          3.15 There are no outstanding or unpaid claims, actions or causes of actions related to any transaction or obligation entered into or incurred by any one or more of them with respect to the Property. Except for the specific unpaid claims listed on Schedule 1 that AMIT has agreed to assume, they and each of them agree that they will satisfy or make arrangements to satisfy all other unpaid claims listed on Schedule 1 and any other outstanding claims related to the Property, whether or not listed on
     Schedule 1, before they become a lien on the Property.

          3.16 AP16 has turned over to AMIT any and all funds on deposit in any account or otherwise held by AP16 or its agents and all instruments, judgments, agreements and other property constituting rents, revenues and other income (including, without limitation, tenant security deposits, insurance proceeds, tax refunds or other rebates or reimbursements and judgment or settlement awards) generated by the Property for any and all occupancy of the Property. If, at any time in the future, AP16 receives any cash, instruments or other property constituting rents, revenues or other income related to or generated by the Property, regardless of the period from which said amounts relate, AP16 will hold the same in trust for AMIT and will forthwith pay and deliver all such cash, instruments, and other property to AMIT in the form received duly endorsed or assigned to AMIT. AP16 and ARC each agree that as of the date hereof they have no interest in or claim to any such funds, instruments, judgments, agreements or other property constituting past, present or future rents, revenues or other income generated by the Property.

          3.17 On or prior to the date hereof, AP16 and ARC have turned over to AMIT the originals of all current leases and related guaranties, if any, pertaining to the Property together with all amendments thereto and all
     correspondence related thereto.   AP16 and ARC each represent and warrant
     that there are no other current leases and no amendments to current leases and no correspondence or other documentation related to the leases (including, without limitation, non-disturbance agreements, notices with respect to exercise of options, existence of defaults or other notices or letters of intent) that have not been turned over to AMIT.

          3.18 On or prior to the date hereof, AP16 and ARC delivered to AMIT the originals (or, if originals were not available, copies) of all management agreements, service contracts, leases of personal property, unrecorded easements, covenants and restrictions and all other agreements related to the Property. AP16 and ARC each represent and warrant that there are no other management agreements, service contracts, leases of personal property, unrecorded easements, covenants or restrictions or other agreements related to the Property that have not been turned over to AMIT.

          3.19 As of the date hereof AP16 is not in default under any leases, service contracts, easements, or restrictive covenants pertaining to the Property and there were no outstanding obligations under any such documents to be performed by AP16.

          3.20 There are no actions, suits, proceedings or investigations pending or, to the knowledge of any of them threatened against AP16 or the Property in any court or before any federal, state, municipal or other governmental agency.

          3.21 The rent roll provided to AMIT pursuant to Section 2.27 hereof is complete, true and correct.

          3.22 To the best of their knowledge, there are no Hazardous Substances in or upon the Property originating from any source and no violation of any Environment Law relating to the Property. "Hazardous Substance" means any material, waste, substance, pollutant or contaminant which may or could pose a risk of injury or a threat to health or the environment including, without limitation, polychlorinated biphenyls, petroleum or petroleum products, asbestos in any form or asbestos containing materials, flammable explosives, radioactive materials, radon gas, urea formaldehyde, foam insulation or products and those substances included within the definitions of "hazardous substance," "hazardous waste," "hazardous material," "toxic substance," "solid waste," "pollutant" or "contaminate" in or otherwise regulated by any federal, state or local laws, ordinances or regulations. "Environmental Law" means any federal, state or local law, ordinance or regulation pertaining to health, industrial hygiene, or the regulation or protection of the environment, including ambient air, soil, groundwater, surface water and/or land use.

          3.23 AP16 and ARC will reasonably cooperate with AMIT and the holder of the first mortgage on the Property ("Holder") in order to obtain the consent of Holder to the conveyance by AP16 to AMIT herein described. In connection therewith, AP16 and ARC shall execute and deliver such instruments, certifications, instructions, affidavits, consents, approvals, assignments and such other agreements and documents as Holder and/or AMIT shall reasonably request.

     All of the representations and warranties made hereunder are true and correct and all information provided to AMIT by the other parties in connection with this Agreement has not and does not contain any statement which, at the time and in light of the circumstances under which it was made, would be false or misleading with respect to any material fact or would omit any material fact necessary in order to make any such statement contained therein not false or misleading in any material respect. If any of said parties subsequently obtains knowledge that any such representation or warranty was or is untrue, such party shall immediately notify AMIT as to the untrue nature of said representation and agree to take such action as may be necessary to cause such representation to become true.

     4. Release from Obligations. In consideration of the delivery of the documents set forth in Section 2 and in reliance on the representations and warranties of AP16 and ARC set forth herein and the due performance by such persons and entities of the obligations set forth herein, AMIT, for itself and its successors and assigns, releases AP16 and ARC and their respective officers, directors, shareholders, partners, agents and employees, and the personal representatives, heirs, successors and assigns of any and all of the foregoing from liability on the Notes and Mortgage and any related loan documents. In addition, AP16 and ARC have obligations to AMIT separate and apart from the Notes and Mortgage. The parties hereby acknowledge and agree that the release set forth in this Section 4 does not release or affect in any way the liability of such persons or entities to AMIT other than under the Notes and Mortgage.

     The release as set forth above is expressly conditioned on the following:

          4.1  Full compliance by AP16 and ARC with the terms of this Agreement.

          4.2 No representation of AP16 and ARC made in this Agreement or any of the documents required to be delivered under this Agreement shall prove to be false in any material respect.

          4.3 The financial statements delivered in connection with this Agreement accurately and completely reflect the assets and liabilities of each respective person or entity.

          4.4 AMIT shall not be required to restore to any person or entity for any reason all or any part of the property it has received pursuant to the Conveyance Documents.

     In the event the above conditions are not met, the indebtedness and liability of each person and entity shall automatically be revived, reinstated and restored.

     5. Release. As an inducement to AMIT to enter into this Agreement and in consideration of AMIT's release of liability on indebtedness under Section 4 hereof and effective upon execution of this Agreement:

          5.1 AP16 (for itself and each of its limited partners, agents and employees), ARC (for itself and its officers, directors, shareholders, agents and employees), and the personal representatives, heirs, successors and assigns of any and all of the foregoing (collectively, the "Releasing Parties") each hereby releases, acquits and forever discharges AMIT, its parent, affiliates, officers, employees, directors, agents, representatives, attorneys, insurers, predecessors and their respective personal representatives, successors and assigns (collectively, the "Released Parties") of and from, any and all manner of action or causes of action, suits, claims, damages, judgments and liabilities, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, which the Releasing Parties (or any of them) may in the past have asserted, may now assert or may in the future assert against the Released Parties (or any of them) under or with respect to the Notes or the Mortgage or any document related thereto or referred to therein or with respect to any actions or inactions regarding the Property or any leases or proposed sales of any of the Property.

          5.2 Each of the Releasing Parties acknowledge that (i) it has agreed to enter into the foregoing release freely and voluntarily upon its own information and investigation; (ii) it is aware that its attorneys may discover facts different from or in addition to the facts that they now know or believe to be true with respect to the subject matter of the foregoing release; and (iii) it is its intention to (and upon execution of this Agreement, its release shall) fully, finally, absolutely and forever settle any and all claims, disputes and differences which now exist, may exist or have ever existed in favor of the Releasing Parties (or any of them) against the Released Parties (or any of them). The foregoing release shall operate as a full and complete release between the parties notwithstanding the discovery of any different or additional facts.

     6.   Miscellaneous.

          6.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. AP16 and ARC each hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement.

          6.2 Integration. This Agreement from and after the date hereof supersedes, and has merged into it, all prior oral and written offers, negotiations, understandings or agreements on the same subjects by or between the parties hereto with the effect that this Agreement shall control. Prior drafts of this Agreement may not be introduced as evidence in any subsequent proceeding involving the parties or any of them.

          6.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          6.4 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective personal representatives, heirs, successors, and assigns, except that AP16 and ARC shall not have the right to assign its or their rights hereunder or any interest herein without the prior written consent of AMIT.

          6.5 Amendments. No amendment or modification of this Agreement shall be effective unless in writing signed by all parties hereto and no waiver or consent to any departure of any provision hereof by AP16 and ARC of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by AMIT and then shall be effective only in the specific instance and for the specific purpose for which given.

          6.6 Exclusive Benefit. This Agreement represents a personal concession to AP16 and ARC only for the sole and exclusive benefit of the parties hereto and nothing contained herein shall be deemed to confer any right or benefit on any other person not a party hereto.

          6.7 Construction. The captions and headings of the various sections of this Agreement are for convenience only and shall not be deemed a part of this Agreement and shall not be construed as defining or as limiting in any way the scope or intent of the provisions hereof. Wherever the context requires or permits, the singular shall include the plural and the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

          6.8 Certain Expenses. AMIT agrees to pay the closing costs of this transaction, including but not limited to any updated survey, appraisal report, title insurance premium, transfer taxes, current real estate taxes and AMIT's legal fees; provided, however, that no expenses incurred by AP16 or ARC shall be paid by AMIT unless previously approved in writing by AMIT.


IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

     AP16:               ANGELES PROPERTIES 16,
                         a California limited partnership

                         By ANGELES REALTY CORPORATION II,
                            a California corporation, general partner

                            By /s/ Robert D. Long, Jr.
                               Its  Vice President


     ARC:                ANGELES REALTY CORPORATION II, a
                         California corporation


                            By /s/ Robert D. Long, Jr.
                               Its Vice President



     AMIT:               ANGELES MORTGAGE INVESTMENT
                         TRUST, a California business trust


                         By/s/Anna Merguerian_________
                           Anna Merguerian, Vice President

                                  EXHIBIT A

                             (Legal Description)


That certain real property located in Ramsey County, Minesota, described as follows:


     Parcel 1. Commencing on the East line of the Northwest quarter of the Southwest quarter of Section 25, Township 29, Range 22 at a point in the center of the Stillwater Road, which is 227 feet South of the Northeast corner of said Northwest quarter of the Southwest quarter; thence South along the Easterly line of the Northwest quarter of the Southwest quarter to the Southeast corner of said Northwest quarter of the Southwest quarter; thence Westerly along the Southerly line of the Northwest quarter of the Southwest quarter to the Southwest corner of the Northwest quarter of the Southwest quarter; thence Northerly along the Westerly line of the Northwest quarter of the Southwest quarter to the center line of Stillwater Road; thence Easterly along the center line of Stillwater Road to the point of beginning, except therefrom the following; That part of the North 3/4 of the Northwest quarter of the Southwest quarter of Section 25, Township 29 North, Range 22 West, lying South of the center line of the Stillwater Connection (formerly Stillwater Road) and lying east of a line running parallel with and distant 642 feet East of the West line of said Northwest quarter of Southwest quarter lying Westerly of a line running Northwest at an angle of 63 degrees 37 minutes to the South line of said North 3/4 of Northwest quarter of Southwest quarter from a point thereon distant 1038 feet East of the Southwest corner of said last described fraction of said Section 25, also except part taken for Registered Land Survey No. 21 and also except part taken for Registered Land Survey No. 137, and also except that part lying Southeasterly of State Trunk Highway No. 212.

     Parcel 2. That part of the North 3/4 of NW 1/4 of SW 1/4 of Section 25, Township 29 North, Range 22 West, lying South of the center line of the Stillwater Connection (formerly Stillwater Road) and lying East of a line running parallel with and distant 642 feet East of the West line of said NW 1/4 of SW 1/4 and lying Westerly of a line running Northwest at an angle of 63 degrees 37 minutes to the South line of said N 3/4 of NW 1/4 of SW 1/4 from a point thereon distant 1038 feet East of the Southwest corner last described fraction of said Section 25.
                                  EXHIBIT B

                           (Permitted Encumbrances)


1. The lien of real estate taxes and special assessments due and payable in the year 1998 and thereafter.

2. The rights of tenants, as tenants only, in possession under unrecorded leases.

3. Mortgage filed as Document No. 1023845 and Assignment filed as Document No. 1023846.

4. Rights of judgment creditor under those instruments filed as Documents No. 1150960, 1157128 and 1169334.

5.   Judgment filed as Document No. 1172662.

6.   Easements, covenants, restrictions and declarations of record, if any.